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                                                                    EXHIBIT 10.2
[BUSINESS TELECOM, INC. LOGO]

                           Carrier Services Agreement

This Agreement, dated July 16, 2001, is between Business Telecom, Inc., a North Carolina corporation with its principal office at 4300 Six Forks Road, Raleigh, North Carolina 27609, hereinafter called "BTI" and Knology, Inc. hereinafter called "Customer" located at 1241 O.G. Skinner Drive, West Point, GA. 31833.

WITNESSED: BTI agrees to provide telecommunications services, attached hereto and incorporated herein, to Customer on the following terms and conditions, and Customer hereby agrees to accept such services pursuant to this Agreement.

1.  Entire Agreement.  This Agreement covers the entire understanding of the
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    parties and any oral representations or agreements are hereby merged in this
    Agreement upon its execution.

2.  Agreement Modifications.  This Agreement may be modified only by mutual
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    consent and in writing, with notice to BTI sent to:

    BTI
    President & Chief Operating Officer
    4300 Six Forks Road, Suite 900
    Raleigh, North Carolina 27609

    and notice to Customer sent to:

    Knology, Inc.
    Attn: General Counsel
    P.O. Box 510, 1241 O.G. Skinner Drive
    West Point, GA  31833

3.  Scope of Agreement.  BTI agrees to provide Customer with telecommunications
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    services to include, but not limited to:

    A. InterState Termination and Directory Assistance Services, as per Exhibit B.1
    B. IntraState Termination Services, as per Exhibit B.2.
    C. Toll Free Origination and RespOrg Services, as per Exhibit C
    D. International Services, as per Exhibit D
    E. Payphone Owner Compensation, as per Exhibit E

4.  Nondisclosure.  Neither party shall disclose to any third party during the
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    service term any of the terms and conditions set forth in this Agreement unless such disclosure is lawfully required by any federal governmental agency or is otherwise required to be disclosed by law or is necessary in any proceeding establishing rights and obligations under this Agreement. Either party reserves the right to terminate this Agreement immediately upon delivering written notice to Customer of any unpermitted third party disclosure thereunder.

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5.   No-Waiver.  No term or provision of this Agreement shall be deemed waived
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     and no breach or default shall be deemed excused unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. No consent by any party to, or waiver of, a breach or default by the other, whether expressed or implied, shall constitute a consent to, waiver of, or excuse for any different or subsequent breach or default.

6.   Term.  The term of this Agreement shall be effective, and its obligations
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     shall commence, upon the date of execution by the parties.  This Agreement shall be effective for a period of one (1) year from the date of commencement of services hereof, notwithstanding violation of nondisclosure clause of Agreement. This Agreement will be automatically renewed every month after the expiration of the initial term. If either party desires to cancel this Agreement after the initial or subsequent terms, it shall give the other party notice of its intent to cancel at least ninety (90) days prior to the cancellation. This Agreement shall continue and remain in full force and effect, until canceled by either party under the provisions for due notice contained herein.

7.   Payment. Customer hereby acknowledges that billings are done on a monthly
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     basis for service at the rates described in the aforementioned Exhibits and must be paid within twenty-five (25) days of date of bill by Customer. If payment is not received by BTI within twenty-five (25) days, Customer agrees to pay BTI a one and one-half percent (1.5%) late charge on all undisputed outstanding balances. Furthermore, if payment of services is past due, BTI also reserves the right to terminate service upon five (5) days prior written notice to Customer. This termination does not relieve Customer of payment performance for the period of time in which service was actually provided (i.e., prior to termination).

8.   Billing Disputes.   Notwithstanding the foregoing, Customer may deduct from
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     BTI Service billings for amounts reasonably disputed by customer, provided
     Customer: (I) pays all undisputed charges on or before the Due Date, (ii) presents a written statement of any billing discrepancies to BTI in reasonable detail on or before the Due Date of the invoice in question, and
     (iii) negotiates in good faith with BTI for the purpose of resolving such dispute. In the event such dispute is resolved in favor of BTI, Customer agrees to pay BTI the disputed amounts together with any late fees within five (5) days of the resolution. In the event the dispute cannot be resolved within a period of sixty (60) days following the Due Date of the invoice in question, (unless BTI has agreed in writing to extend such period) all disputed amounts together with late fees shall become immediately due and payable, and this provision shall not be construed to prevent Customer from pursuing any available legal remedies. BTI shall not be obligated to consider any Customer notice of billing discrepancies which are received by BTI more than sixty (60) days following the Due Date of the invoice in question. In the event that Customer fails to pay an invoice in full because of a billing dispute, BTI shall have the right to suspend all or any portion of the Service to Customer until such time as the dispute is resolved.

9.   Technical Standards and Requirements for Interconnection.
     --------------------------------------------------------

     a.   Access Facilities; Minimum Loading.  BTI shall, to the extent
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          available and subject to BTI's standard terms and conditions, provide space at its POP for interconnection of Customer facilities. Customer shall use only DS-1/DS-3 access facilities to connect to BTI's POP facilities. Commencing on the first full calendar month of service after installation of each DS-1/DS-3, Customer shall be required to maintain an average 150,000 minutes per DS-1 per month minimum loading requirement. Should Customer's usage fall below the minimum loading requirement, BTI reserves the right to disconnect the access facilities.

     b.   Facility Installation. Customer must supply a Traffic Forecast and pay
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          a nonrecurring charge of $500.00 per DS-1 and $2000.00 per DS-3 requested.

10.  General Network Charges.  Customer shall compensate BTI for the general
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     network services associated with the BTI Services as follows:

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     a.   Point-of-Presence Interconnects.  Customer shall be responsible for
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          all costs and expenses, nonrecurring, recurring or otherwise, associated with obtaining interconnection, including cross connections if applicable, into the meet points identified in Exhibit A.

     b.   Expedite Charges.  Should Customer request expeditious service and/or
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          changes to orders, BTI will pass through the charges assessed by any supplying parties involved at the same rate to Customer.

11.  Warranty.  BTI will use its best efforts to maintain overall network
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     quality.  The quality of the services provided hereunder shall be consistent with other common carrier industry standards, government regulations and sound business practices.

12.  Indemnification.  In no event, will either party hereto, be liable to the
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     other party for any indirect, special, incidental or consequential losses or damages, including without limitation, loss of revenue, loss of customers or clients, loss of goodwill or loss of profits arising in any manner from this Agreement and the performance or nonperformance of obligations hereunder.

13.  Execution.  This Agreement may be executed in one or more counterparts,
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     each of which shall be deemed an original. It shall not be necessary in making proof of the Agreement to produce or account for more than one of such counterparts.

14.  Choice of Law/Forum.  This Agreement shall be governed by the laws of the
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     state of North Carolina.

15.  Partial Invalidity.
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     a.   If any term or provision of this Agreement shall be found to be illegal or unenforceable, then, notwithstanding such illegality or unenforceability, this Agreement shall remain in full force and effect and such term or provision shall be deemed deleted.

     b. In addition to the foregoing, this Agreement shall be terminated upon a determination by a governmental entity having jurisdiction over the services provided under this Agreement and the relationship of the parties and/or services provided hereunder are contrary to then existing law.

16.  Cumulative Remedies.  Except as otherwise provided herein, the remedies
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     provided for in this Agreement are in addition to any other remedies available at law or otherwise.

17.  Independent Telco Surcharge.  An 80/20 rule applies to all traffic
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     terminating to, or originating from, Independent Telcos that are defined as telephone companies originating traffic outside of the RBOC service territory. If traffic, originating from, or terminating to, Independent Telcos exceeds 20% of all originating or terminating traffic, a $.0330 per minute surcharge will apply to all minutes terminating to or originating from Independent Telcos. GTE and Sprint are not considered Independent Telcos.

18.  Rate Adjustments.  BTI reserves the right to change either the rates
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     disclosed in this Agreement or any amendment to this Agreement upon forty-
     five (45) days prior notification for Domestic Termination Services. Customer may elect to terminate this Agreement upon written notification of rate changes for Domestic Termination Services, provided Customer gives notification of such election at least five (5) days prior to effective date of such changes. BTI reserves the right to change either the rates disclosed in this Agreement or any amendment to this Agreement upon five
     (5) days prior notification for International Termination Services.

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19.  Credit Limit.  BTI reserves the right to establish a credit limit for
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     Customer to include but not be limited to all fees, charges and usage
     (billed and/or unbilled). Customer's credit limit will be reviewed on a monthly basis by the BTI Credit department and is subject to adjustment at any time. When Customer has reached or exceeded the preset credit limit, Customer will be notified via a phone call to the authorized contact person, and phone number, as stated on the credit application. The Customer will then have forty-eight (48) hours to cure the balance via wire transfer. BTI reserves the right to disconnect facilities when Customer has reached or exceeded the preset credit limit if Customer has not shown good faith to cure the existing balance or if evidence of funding is not available.

20.  Universal Service Fund.  The Federal Communications Commission (FCC)
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     mandates all telecommunications carriers who provide interstate, intrastate, and international telecommunications services to contribute to various universal service support funds. Carriers are required to complete a worksheet detailing gross billed revenues for submission to the FCC on a semi-annual basis. Revenues from services provided to Resellers are excluded from the funding base for determining Universal Service Contributions of the underlying contributor. A reseller is defined as a telecommunications service provider that:

     (1) Incorporates the purchased telecommunications services into its own offerings; and
     (2) Can reasonably be expected to contribute to support Universal Service based on revenues from these offerings.

     BTI will not be reporting revenues, received from Customer in its funding base for determining Universal Service Contributions. As a Reseller, Customer is responsible for remitting universal service support payments directly to the Universal Service Fund Administrator.

21.  Length of Offer; Entire Agreement.  This offer shall remain open and be
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     capable of being accepted by Customer until July 31, 2001.  Any and all prior agreements made with Customer, whether written or oral, shall be superseded by this offer. Exclusive of any rates modifications initiated by BTI, once this Agreement has been executed, any amendments hereto must be made in writing and signed by both parties.

In witness whereof, the parties hereto have executed this Agreement, as of the day and year first above written.


Knology, Inc.                              Business Telecom, Inc.

By:                                        By:
    -------------------------------            -------------------------------
                                               R. Michael Newkirk

Title:                                     Title:  President & Chief Operating
       ----------------------------                Officer

Date:                                      Date:
      -----------------------------              -----------------------------

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                                   Exhibit A
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                            Interconnect Facilities

MEET POINT:

Customer will provision and pay for facilities into the "To be defined" POP site to include local loops and all associated costs.


  X    BTI Raleigh Switch       2111-103 Harrod Street, Raleigh, NC., 27604
-----

  X    BTI Atlanta Switch       55 Park Place, Suite 360, Atlanta, GA., 30303
-----


Knology, Inc.                   BTI

Initial:                        Initial:
        ----------                      ----------
Date:                           Date:
     -------------                    ------------

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                                   Exhibit E
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                    PAYPHONE OWNER COMPENSATION UNDERTAKING

     The undersigned entity ("Customer") and Business Telecom, Inc., ("BTI") have heretofore entered into an agreement ("Agreement") pursuant to which Customer shall purchase telecommunications and related services from BTI ("BTI Services"). Pursuant to 47 C.F.R. 64.1300 et. seq. and the Federal Communications Commission ("FCC") Orders in CC Docket 96-128 ("Payphone Orders"), facilities-based carriers are required to pay compensation to payphone owners for each completed payphone call routed to the carrier ("payphone charges"). Customer is providing this undertaking to BTI, or any successor in interest, pursuant to 47 C.F.R. 64.1300 et. seq. and the FCC's Payphone Orders, confirming that Customer is responsible for payment of payphone charges routed to any of its switches.

     Customer hereby certifies, represents, warrants and undertakes the following:

     1. Customer maintains its own switching capability and, thus, is a facilities-bases carrier pursuant to 47 C.F.R. 64.1300 et. seq. and the FCC's Payphone Orders.

     2. As a facilities-based carrier, pursuant to 47 C.F.R. 64.1300 et. seq. and the FCC's Payphone Orders, Customer is responsible for accurately tracking and computing compensation for every completed payphone originated call routed to any switch maintained by Customer.

     3. Customer will, in accordance with 47 C.F.R. 64.1300 et. seq. and the FCC's Payphone Orders, track and pay compensation to the appropriate payphone owner for each and every completed payphone originated call routed to any of the switches it maintains.

     4. Customer understands, that because it is a facilities-based carrier, BTI is not responsible for payment of any payphone charges arising from payphone originated calls routed to any of Customer's switches and BTI and Customer have no agreement that BTI will track and/or pay any payphone charges on behalf of Customer.

     5. Customer hereby agrees, to indemnify, defend and hold harmless BTI, its shareholders, affiliates, subsidiaries, successors and assigns ("indemnified parties") from any claims, losses, liabilities, fines, penalties, charges and expenses (including reasonable attorneys fees) arising out of or related to payphone charges that may be imposed upon such indemnified parties as a result of: (1) any calls originated by Customer's end users at a payphone; or (2) any payphone originated calls routed to any of Customer's switches.

     6. Customer has received good and valid consideration for its execution and delivery of this undertaking. This undertaking will be effective as of the date BTI Services are provided to Customer.

     IN WITNESS WHEREOF, the undersigned, as a duly authorized officer of the Customer, does hereby execute and deliver this undertaking on behalf of the Customer.

Knology, Inc.                             BTI

By:                                       By:
   --------------------                       ----------------------
                                              R. Michael Newkirk

Date:                                     Date:
     ------------------                        ---------------------

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